UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 14, 2018

The J. M. Smucker Company

(Exact Name of Registrant as Specified in Charter)

Ohio	001-05111	34-0538550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Strawberry Lane
Orrville, Ohio	44667-0280
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 682-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ((§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On May 14, 2018, NU Pet Company, a Delaware corporation (the “Purchaser”) and a direct wholly-owned subsidiary of The J. M. Smucker Company, an Ohio corporation (the “Company”), completed its acquisition of Ainsworth Pet Nutrition Parent, LLC, a Delaware limited liability company (“Ainsworth”), pursuant to that certain Stock Purchase Agreement and Plan of Merger, dated as of April 4, 2018 (the “Merger Agreement”), by and among the Purchaser, PR Merger Sub I, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of the Purchaser (“Merger Sub”), Ainsworth, CP APN, Inc., a Delaware corporation (“CP Blocker”), CP APN, L.P., a Delaware limited partnership (“CP Blocker Seller”), CP APN, L.P., a Delaware limited partnership, solely in its capacity as the representative of the CP Blocker Seller and the other holders of the issued and outstanding units of Ainsworth, and, solely for the limited purpose set forth in the Merger Agreement, the Company. Pursuant to the terms of the Merger Agreement, the acquisition of Ainsworth was effected through (i) the purchase by the Purchaser of all of the issued and outstanding capital stock of CP Blocker and (ii) the merger of Merger Sub with and into Ainsworth (the “Merger”), as a result of which Ainsworth survived the Merger and became a direct subsidiary of the Purchaser. The aggregate consideration paid by the Purchaser consisted of $1.9 billion in cash (adjusted for Ainsworth’s indebtedness, cash, transaction expenses, and certain other amounts, and a working capital adjustment).

The foregoing description of the transactions contemplated by the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 14, 2018, the Company borrowed $1.5 billion under its Term Loan Credit Agreement, dated as of April 27, 2018, among the Company, the lenders party thereto from time to time and Bank of America, N.A., as administrative agent. The proceeds of the borrowings were used, in part, to (i) finance the consummation of Merger, (ii) refinance certain existing indebtedness of Ainsworth and certain of its subsidiaries, and (iii) pay fees and expenses incurred in connection with the foregoing.

The Company financed the balance of the Merger consideration through the issuance of $400.0 million of short-term, unsecured commercial paper notes under its commercial paper program.

Item 8.01.	Other Events.

On May 14, 2018, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Stock Purchase Agreement and Plan of Merger, dated as of April 4, 2018, by and among NU Pet Company, PR Merger Sub I, LLC, Ainsworth Pet Nutrition Parent, LLC, CP APN, Inc., CP APN, L.P., and, solely for the limited purpose set forth therein, The J. M. Smucker Company (incorporated by reference to Exhibit 2.1 on Form 8-K, filed April 5, 2018).

99.1	Press Release issued by The J. M. Smucker Company on May 14, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE J. M. SMUCKER COMPANY

Date: May 14, 2018	By:	/s/ Jeannette L. Knudsen
Jeannette L. Knudsen
Senior Vice President, General Counsel and Secretary